EXHIBIT 1.1
EXECUTION COPY
U.S. CONCRETE, INC.
7,000,000 Shares*
Common Stock, Par Value $0.001 Per Share
Underwriting Agreement
New York, New York
February 1, 2006
To the Representatives
  named in Schedule I
  hereto of the Underwriters
  named in Schedule II hereto
Ladies and Gentlemen:
     U.S. Concrete, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), proposes to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, the number of shares of Common Stock, $0.001 par value (“Common Stock”), of the Company set forth in Schedule I hereto (said shares to be issued and sold by the Company being hereinafter called the “Underwritten Securities”). The Company also proposes to grant to the Underwriters an option to purchase up to the number of additional shares of Common Stock set forth in Schedule I hereto to cover over-allotments (the “Option Securities” and, together with the Underwritten Securities, the “Securities”). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain capitalized terms used herein are defined in Section 19 hereof.
     1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

* Plus an option to purchase from the Company up to 1,050,000 additional Securities to cover over-allotments.

     (a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (the file number of which is set forth in Schedule I hereto) on Form S-3, including a related basic prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, have become effective. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more Preliminary Final Prospectuses, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Final Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).
It is understood that the form of prospectus to be used in connection with any offering and sale of the Securities to Canadian Persons (as defined herein) shall have a Canadian “wrap-around” (the “Canadian Offering Memorandum”). Insofar as they relate to offers or sales of the Securities in Canada, all references herein to the Preliminary Final Prospectus and the Final Prospectus shall include the Canadian Offering Memorandum.
     (b) On the Effective Date, the Registration Statement did, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of the Final Prospectus and on the Closing Date and any settlement date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any of the Underwriters consists of the information described as such in Section 8 hereof.

     (c) (i) The Disclosure Package and the price to the public, the number of Underwritten Securities, the number of Option Securities and the underwriting discount on the cover page of the Final Prospectus, when taken together as a whole, and (ii) each electronic roadshow when taken together with the Disclosure Package, and the price to the public, the number of Underwritten Securities, the number of Option Securities and the underwriting discount on the cover page of the Final Prospectus, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.
     (d) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.
     (e) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.
     (f) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Prospectus will not be, an “investment company” as defined in the Investment Company Act.
     (g) Since January 1, 2006, none of the Company, its subsidiaries or any of their respective affiliates has paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except as contemplated in this Agreement).
     (h) Since January 1, 2006, none of the Company, its subsidiaries or any of their respective affiliates has taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

     (i) Each of the Company and its subsidiaries has been duly incorporated or organized and is validly existing as a corporation, limited liability company or limited partnership in good standing under the laws of the jurisdiction in which it is chartered or organized with full power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign corporation, limited liability company or limited partnership, as applicable, and is in good standing under the laws of each jurisdiction that requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”). Schedule IV attached hereto contains a complete and accurate list of each subsidiary of the Company.
     (j) All the outstanding shares of capital stock or ownership interests of the Company and its subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable and, except as otherwise set forth in the Disclosure Package and the Final Prospectus, all outstanding shares of capital stock or ownership interests of the Company’s subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any security interest, claim, lien or encumbrance, except (i) any security interest, claim, lien or encumbrance created by or under, or relating to, that certain credit agreement, dated as of March 12, 2004, by and among the Company, Citicorp North America, Inc., as administrative agent, and the several banks and other financial institutions or entities from time to time parties thereto, including any notes, collateral documents, letters of credit and documentation and guarantees and any appendices, exhibits, schedules to any of the preceding and (ii) any liens with respect to the payment of taxes, assessments or governmental charges in each case (A) that are not yet due or that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by generally accepted accounting principles or (B) in respect of which the aggregate liability of all such entities does not exceed $250,000 at any time.
     (k) There is no franchise, contract or other document of a character required to be described in the Registration Statement or the Basic Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements in the Basic Prospectus under the heading “Description of Capital Stock” fairly summarize the matters therein described.
     (l) This Agreement has been duly authorized, executed and delivered by the Company; the Company’s authorized equity capitalization is as set forth in the Disclosure Package and the Final Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Final Prospectus; the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities have been duly and validly authorized and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable; the Securities are duly authorized for trading, subject to official notice of issuance on the Nasdaq National Market; the certificates for the Securities are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Final Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.
     (m) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the federal and provincial securities laws of Canada and the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Final Prospectus.
     (n) Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with or result in a breach or violation of (i) the charter, by-laws or other organizational documents of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, except in the case of clauses (ii) and (iii) above, such breaches or violations or defaults that would not have (x) a Material Adverse Effect or (y) a material adverse effect upon the transactions contemplated herein or any Underwriter.
     (o) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Preliminary Final Prospectus, the Final Prospectus and the Registration Statement present fairly, in all material respects, the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of Regulation S-X of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein or in the notes thereto) and the selected financial data set forth under the caption “Selected Consolidated Financial Data” in the Preliminary Final Prospectus, the Final Prospectus and the Registration Statement fairly present, in all material respects, on the basis stated in the Preliminary Final Prospectus, the Final Prospectus and the Registration Statement, the information included therein.
     (p) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or their respective properties is pending or, to the best knowledge of the Company, threatened that (i) would reasonably be expected to have a material adverse effect on the performance by the Company and its subsidiaries of their obligations under this Agreement or the consummation of any of the transactions contemplated hereby, or (ii) would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).
     (q) Each of the Company and its subsidiaries owns or leases, or has adequate rights to use, all such properties as are necessary to the conduct of its respective operations as presently conducted, except where the failure to so own, lease or have rights to use such properties would not have a Material Adverse Effect.
     (r) Neither the Company nor any of its subsidiaries is in violation or default of (i) any provision of its charter, bylaws or other organizational documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, as applicable, except in the case of clauses (ii) and (iii) above, such violations or defaults that would not have (x) a Material Adverse Effect or (y) a material adverse effect upon the transactions contemplated hereby.
     (s) PricewaterhouseCoopers, LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to certain audited consolidated financial statements included in the Final Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.
     (t) No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company or its subsidiaries, is threatened or imminent, and none of the Company or its subsidiaries is aware of any existing or imminent labor disturbance by the employees of any of the Company’s or any of its subsidiary’s principal suppliers, contractors or customers, except as would not have a Material Adverse Effect and except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).
     (u) The Company and each of its subsidiaries are insured by recognized and, to the knowledge of the Company and each of its subsidiaries, financially responsible insurers against such losses and risks and in such amounts as are adequate and customary in the businesses in which they are engaged; all material existing policies of insurance and fidelity or surety bonds insuring the Company, its subsidiaries or any of their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of their respective insurance policies, except where the failure to so comply would not have a Material Adverse Effect; there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor, to the knowledge of the Company (with such knowledge qualification only applying to the Company’s subsidiaries acquired by the Company since January 1, 2004), any of its subsidiaries has been refused any insurance coverage sought or applied for since January 1, 2004; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary or appropriate to continue its business at a cost that would not have a Material Adverse Effect except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).
     (v) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company or any other subsidiary of the Company any loans or advances to such subsidiary from the Company or any other subsidiary of the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto) and except for any such prohibition as would not have a Material Adverse Effect.
     (w) The Company and each of its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate U.S. federal, state, local or non-U.S. regulatory authorities necessary to conduct their respective businesses as now operated by them, except where the failure to possess such licenses, certificates, permits or other authorizations would not have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of pending proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).
     (x) The Company maintains a system of disclosure controls and procedures sufficient to (i) ensure that material information relating to the Company and its consolidated subsidiaries is appropriately disclosed to the Company’s executive officers by others within those entities, particularly during the period in which a consolidated financial report is being prepared, (ii) evaluate the effectiveness of such disclosure controls and procedures and present in such consolidated financial report its conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by such report based on such evaluation, and (iii) disclose in such report any change in the Company’s internal control over financial reporting on a consolidated basis that occurred during its most recent fiscal quarter (or its fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting on a consolidated basis.
     (y) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes Oxley Act of 2002 and the rules and regulations of the Commission promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.
     (z) The statistical and market-related data included in the Disclosure Package and the Final Prospectus are based on or derived from sources that the Company and its subsidiaries believe to be reliable and accurate.
     (aa) The exhibits filed with the Company’s Form 10-K for the fiscal year ended December 31, 2004 and Forms 10-Q for the quarterly periods ended March 31, 2005, June 30, 2005 and September 30, 2005 and Form 8-K dated December 16, 2005, respectively, are the only material indentures, contracts, leases, mortgages, deeds of trust, note agreements, loan agreements or other agreements, obligations, conditions, covenants or instruments (i) to which the Company and its subsidiaries are a party or bound or to which their respective properties are subject and (ii) which are required to be filed as exhibits pursuant to the Exchange Act.
     (bb) The only jurisdictions in which the Company and each of its subsidiaries are required to be qualified to do business as a result of the conduct of their respective operations, other than (i) the jurisdiction in which the Company and each subsidiary are incorporated or formed or (ii) any jurisdiction in which the failure to be so qualified would not have (x) a Material Adverse Effect or (y) a material adverse effect upon the transactions contemplated herein or any Underwriter, are set forth opposite the Company’s and such Subsidiary’s name on Schedule IV attached hereto.
     (cc) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement that have not been effectively waived.
     (dd) There are no transfer taxes or other similar fees or charges under U.S. federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Securities.
     (ee) The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect, and except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto)) and has paid or made adequate reserves for all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).
     (ff) The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any Environmental Law, except where such non-compliance with Environmental Laws, failure to receive or comply with required permits, licenses or other approvals, or liability would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto). Except as set forth in the Disclosure Package and the Final Prospectus, neither the Company nor any of the subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.
     (gg) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).
     (hh) All employee benefit plans established or maintained by the Company or any of its subsidiaries comply in all material respects with all applicable requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); no such plan established or maintained by the Company has incurred or assumed an “accumulated funding deficiency” within the meaning of Section 302 of ERISA or has incurred or assumed any material liability to the Pension Benefit Guaranty Corporation; and neither the Company nor any of its subsidiaries has incurred or, based on current circumstances, would reasonably be expected to incur any material liability under Title IV of ERISA, particularly including withdrawal liability under Section 4201 of ERISA.
     (ii) The Company, to the knowledge of the Company, is in compliance in all material respects with all Marketplace Rules of the Nasdaq National Market applicable to the Company.
     Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.
2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the

Company, at the purchase price set forth in Schedule I hereto, the number of Underwritten Securities set forth opposite such Underwriter’s name in Schedule II hereto.
     (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to the number of Option Securities set forth in Schedule I hereto at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Final Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.
     3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.
        If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

     4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.
     5. Agreements. The Company agrees with the several Underwriters that:
     (a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Basic Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives when (i) the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice that would prevent its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or prevention and, upon such issuance, occurrence or prevention, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or prevention, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.
     (b) If there occurs an event or development as a result of which the Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented.
     (c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company promptly will (i) notify the Representatives of such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.
     (d) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.
     (e) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Final Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.
     (f) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay any fee of the National Association of Securities Dealers, Inc., in connection with its review of the offering; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to the imposition of any tax or service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject. The Company and its subsidiaries will promptly advise the Representatives of the receipt by the Company or any of its subsidiaries of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.
     (g) The Company agrees that, unless it has obtained or will obtain the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
     (h) Except as contemplated hereby, the Company will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock, or publicly announce an intention to effect any such transaction, until the Business Day set forth on Schedule I hereto; provided, however, that the Company may issue and sell Common Stock pursuant to any employee stock option plan, equity incentive plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time and the Company may issue Common Stock issuable upon the conversion of securities or the exercise of options outstanding at the Execution Time.
     (i) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
     (j) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Final Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Final Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this

Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the authorization for trading of the Securities on the Nasdaq National Market; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the National Association of Securities Dealers, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities (each of such presentations referred to herein as a “roadshow”), provided, however, that for clarity (A) all expenses associated with the use of any private aircraft in connection with the roadshow from January 23, 2006 through February 1, 2006, inclusive, shall be borne equally by the Company, on the one hand, and the Underwriters, on the other hand and (B) all other costs and expenses associated with travel and transportation in connection with the roadshow from January 23, 2006 through February 1, 2006, inclusive, shall be borne solely and entirely by the party which incurred such costs and expenses; and (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company (but not including fees and expenses of counsel for the Underwriters, except as provided in clauses (vi) and (vii) above); and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.
     6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof (except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct as of such earlier date)), to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:
     (a) The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.
     (b) Baker Botts L.L.P., counsel for the Company, shall have furnished to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

          (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus;
          (ii) the Securities conform in all material respects to the description thereof contained in the Disclosure Package and the Final Prospectus;
          (iii) such counsel does not know of any pending or threatened legal or governmental proceedings to which the Company or any of its subsidiaries or its or their property is subject that, in such counsel’s judgment, are of a character required to be disclosed in the Registration Statement which are not disclosed in the Disclosure Package and the Final Prospectus, and there is no agreement, contract, indenture, lease or other instrument that, in such counsel’s judgment, is of a character required to be described in the Registration Statement or the Basic Prospectus, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required;
          (iv) the statements in the Basic Prospectus under the heading “Description of Capital Stock” fairly summarize the matters therein described;
          (v) this Agreement has been duly authorized, executed and delivered by the Company;
          (vi) no consent, approval, or authorization of, or filing with, any United States, Texas, Delaware or New York court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction (as to which such counsel need express no opinion) in connection with the purchase and distribution of the Securities by the Underwriters; and to the knowledge of such counsel, no order of any United States, Texas, Delaware or New York court or governmental agency or body is required in connection with the transactions contemplated herein, except such as may be required under the Act or as may be required under any blue sky laws of any jurisdiction in which the Securities are offered or sold (as to which such counsel need express no opinion) in the manner contemplated in this Agreement, in the Preliminary Prospectus and in the Final Prospectus and such other approvals (specified in such opinion) as have been obtained;
          (vii) neither the execution and delivery of this Agreement, the issuance and sale of the Securities, nor the consummation of any other of the transactions herein contemplated, nor the fulfillment of the terms hereof, will conflict with or result in a breach or violation of (a) the charter or by-laws of the Company, (b) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property is subject and which has been filed as an exhibit to the Company’s Form 10-K filed with the Commission for the fiscal year ended December 31, 2004 and Forms 10-Q for the quarterly periods ended March 31, 2005,

June 30, 2005 and September 30, 2005 and the Form 8-K dated December 16, 2005, respectively, (c) any statute, law, rule or regulation applicable to the Company of any governmental body, agency or court having jurisdiction over the Company or any of its properties or (d) any judgment, order or decree, of which such counsel is aware, applicable to the Company of any governmental body, agency or court having jurisdiction over the Company or any of its properties, except in the case of clause (c) or (d), for any such breach or violation as would not reasonably be expected to have a Material Adverse Effect;
          (viii) the Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Prospectus (and any supplement thereto), will not be an “investment company” as defined in the Investment Company Act, without taking account of any exemption arising out of the number of holders of the Company’s securities; and
          (ix) the Registration Statement has become effective under the Act; the Basic Prospectus, the Preliminary Final Prospectus and the Final Prospectus, and any supplements thereto, were filed with the Commission pursuant to Rule 424(b) in the manner and within the time period required by Rule 424(b); and to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any notice that would prevent its use has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement and the Final Prospectus (other than (a) the financial statements, including the notes thereto and the auditors’ reports thereon, (b) the other financial and accounting information contained or incorporated by reference therein or omitted therefrom and (c) any statement or representation in any exhibits included or incorporated by reference therein, as to which such counsel need express no opinion) when so filed appeared on their face to have been responsive in all material respects to the applicable requirements of the Act and the Exchange Act and the respective rules thereunder.
          Such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, your representatives and your counsel at which conferences the contents of the Registration Statement, the Final Prospectus, the Disclosure Package and related matters were discussed, and although they did not independently verify the information in the Registration Statement, the Final Prospectus and the Disclosure Package, and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Final Prospectus and the Disclosure Package (except to the extent set forth in paragraph (iv) above), such counsel shall advise you that, on the basis of the foregoing (relying as to materiality to a large extent upon officers and other representatives of the Company), no facts have come to such counsel’s attention which lead such counsel to believe (i) that, on the Effective Date, at the time of filing of the Preliminary Final Prospectus with the Commission and at the Execution Time, the Registration Statement (other than (a) the financial statements, including the notes thereto and the auditors’ reports thereon, (b) the other financial and accounting information contained or incorporated by reference therein or omitted therefrom and (c) any statement or representation in any exhibits included or incorporated by reference therein, as to which such counsel need express no opinion) contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) that the Final Prospectus (other than (a) the financial statements, including the notes thereto and the auditors’ reports thereon and (b) the other financial and accounting information contained or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion) as of its date and on the Closing Date, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) that the Disclosure Package and the price to the public, the number of Underwritten Securities, the number of Option Securities and the underwriting discount on the cover page of the Final Prospectus (other than (a) the financial statements, including the notes thereto and the auditors’ reports thereon and (b) the other financial and accounting information contained or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion), when taken together as a whole, as of the Execution Time contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading.
          In giving the foregoing opinions, such counsel may rely on certificates of representatives of the Company and its subsidiaries and of public officials, as well as the representations and warranties contained in this Agreement, with respect to the accuracy of the factual matters contained therein, and may state that the opinions assume the genuineness of all signatures, the conformity to authentic, original documents of all documents submitted to such counsel as certified or photostatic copies and the authenticity of all documents submitted to such counsel as originals.
          In giving the foregoing opinions, such counsel may further state that, except where otherwise expressly stated, the opinions expressed are based on and are limited to the laws of the State of Texas, the General Corporation Law of the State of Delaware and the laws of the State of New York, in each case as currently in effect. References to the Final Prospectus in this Section 6(b) shall also include any supplements thereto at the Closing Date.
     (c) The Company shall have requested and caused Donald C. Wayne the Vice President, General Counsel and Corporate Secretary of the Company to furnish to the Representatives his opinion, dated the Closing Date and addressed to the Representatives, to the effect that:
          (i) each of the subsidiaries of the Company has been duly incorporated or organized and is validly existing as a corporation, limited liability company or limited partnership in good standing under the laws of the jurisdiction in which it is chartered or organized, with full power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus and each of the Company and its subsidiaries is duly qualified to do business as a foreign corporation, limited liability company or limited partnership and is in good standing under the laws of the jurisdictions set forth opposite the Company’s and such subsidiary’s name on Schedule IV attached hereto;

          (ii) all the outstanding shares of capital stock or ownership interests of the Company and each of the Company’s subsidiaries have been duly authorized and validly issued and are fully paid and, in the case of shares of capital stock, nonassessable, and, except as otherwise set forth in the Disclosure Package and the Final Prospectus, all outstanding shares of capital stock or ownership interests of the Company’s subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any security interest, claim, lien or encumbrance, except (A) any security interest, claim, lien or encumbrance created by or under, or relating to, that certain credit agreement, dated as of March 12, 2004, by and among the Company, Citicorp North America, Inc., as administrative agent, and the several banks and other financial institutions or entities from time to time parties thereto, including any notes, collateral documents, letters of credit and documentation and guarantees and any appendices, exhibits, schedules to any of the preceding and (B) any liens with respect to the payment of taxes, assessments or governmental charges in each case (1) that are not yet due or that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by generally accepted accounting principles or (2) in respect of which the aggregate liability of all such entities does not exceed $250,000 at any time;
          (iii) such counsel does not know of any pending or threatened legal or governmental proceedings to which the Company or any of its subsidiaries or its or their property is subject that, in such counsel’s judgment, are of a character required to be disclosed in the Registration Statement which are not disclosed in the Disclosure Package and the Final Prospectus, and there is no agreement, contract, indenture, lease or other instrument that, in such counsel’s judgment, is of a character required to be described in the Registration Statement or the Basic Prospectus, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required;
          (iv) no holders of securities of the Company have rights to the registration of such securities under the Registration Statement that have not been effectively waived;
          (v) neither the execution and delivery of this Agreement, the issuance and sale of the Securities, nor the consummation of any other of the transactions herein contemplated, nor the fulfillment of the terms hereof, will conflict with or result in a breach or violation of (a) the charter, by-laws or other organizational document of any of the subsidiaries of the Company, (b) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any of the subsidiaries of the Company is a party or bound or to which its property is subject and which has been filed as an exhibit to the Company’s Form 10-K filed with the Commission for the fiscal year ended December 31, 2004 and Forms 10-Q for the quarterly periods ended March 31, 2005, June 30, 2005 and September 30, 2005 and the Form 8-K dated December 16, 2005, respectively, (c) any statute, law, rule or regulation applicable to any of the subsidiaries of the Company of any governmental body, agency or court having jurisdiction over any of the subsidiaries of the Company or any of their properties or (d) any judgment, order or decree, of which such counsel is aware, applicable to any of the subsidiaries of the

Company of any governmental body, agency or court having jurisdiction over any of the subsidiaries of the Company or any of their properties, except in the case of clause (c) or (d), for any such breach or violation as would not reasonably be expected to have a Material Adverse Effect;
          (vi) the Registration Statement has become effective under the Act; the Basic Prospectus, any Preliminary Final Prospectus and the Final Prospectus, and any supplements thereto, were filed with the Commission pursuant to Rule 424(b) in the manner and within the time period required by Rule 424(b) and to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any notice that would prevent its use has been issued, and no proceedings for that purpose have been instituted or threatened.
          Such counsel shall state that he has participated in conferences with other officers and representatives of the Company, representatives of the independent public accountants for the Company, your representatives and your counsel at which conferences the contents of the Registration Statement, the Final Prospectus, the Disclosure Package and related matters were discussed, and although he did not independently verify the information in the Registration Statement, the Final Prospectus and the Disclosure Package, and is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Final Prospectus and the Disclosure Package, no facts have come to such counsel’s attention which lead such counsel to believe that (i) on the Effective Date, at the time of filing of the Preliminary Final Prospectus with the Commission and at the Execution Time, the Registration Statement (other than (a) the financial statements, including the notes thereto and the auditors’ reports thereon, (b) the other financial and accounting information contained or incorporated by reference therein or omitted therefrom and (c) any statement or representation in any exhibits included or incorporated by reference therein, as to which such counsel need express no opinion) contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) that the Final Prospectus (other than (a) the financial statements, including the notes thereto and the auditors’ reports thereon and (b) the other financial and accounting information contained or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion) as of its date and on the Closing Date, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) that the Disclosure Package and the price to the public, the number of Underwritten Securities, the number of Option Securities and the underwriting discount on the cover page of the Final Prospectus (other than (a) the financial statements, including the notes thereto and the auditors’ reports thereon and (b) the other financial and accounting information contained or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion), when taken together as a whole, as of the Execution Time contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading.
          In giving the foregoing opinions, such counsel may rely on certificates of other representatives of the Company and its subsidiaries and of public officials, as well as the representations and warranties contained in this Agreement, with respect to the accuracy of the factual matters contained therein, and may state that the opinions assume the genuineness of all signatures, the conformity to authentic, original documents of all documents submitted to such counsel as certified or photostatic copies and the authenticity of all documents submitted to such counsel as originals.
          In giving the foregoing opinions, such counsel may further state that he is licensed to practice law only in the State of Texas, that with respect to any jurisdiction other than Texas or Delaware, such counsel assumes that the laws of such jurisdiction are the same as the laws of Texas, and that such counsel’s opinion is provided in his capacity as an officer of the Company and not in his individual capacity as an attorney. References to the Final Prospectus in this Section 6(c) include any amendment or supplement thereto at the Closing Date.
     (d) The Representatives shall have received from Vinson & Elkins L.L.P., counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
     (e) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, the Disclosure Package and any supplements or amendments thereto and this Agreement and that:
          (i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct as of such earlier date)), and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;
          (ii) no stop order suspending the effectiveness of the Registration Statement or any notice that would prevent its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and
          (iii) since the date of the most recent financial statements included or incorporated by reference in the Final Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

     (f) At the Execution Time and at the Closing Date, the Company shall have requested and caused PricewaterhouseCoopers LLP to furnish to the Representatives letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance reasonably satisfactory to the Representatives, (i) confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the applicable rules and regulations thereunder, and (ii) stating, as of the date thereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Final Prospectus, as of a date not more than five days prior to the date thereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings. All references in this Section 6(f) to the Final Prospectus include any supplement thereto at the date of the letter.
     (g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Basic Prospectus (exclusive of any supplement thereto), there shall not have been any Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), the effect of which, in any case referred to above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).
     (h) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.
     (i) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.
     (j) The Securities shall have been authorized for trading on the Nasdaq National Market, and satisfactory evidence of such actions shall have been provided to the Representatives.
     (k) At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each officer and director of the Company addressed to the Representatives; provided, that the letter from Robert S. Walker shall provide that he may dispose of up to 250,000 shares of Common Stock, and the letter from Michael D. Mitschele shall provide that he may dispose of up to 54,000 shares of Common Stock, each at any time from and after the later of (i) the date that is two full trading days after the Company publicly announces its earnings for the fourth quarter of 2005 and (ii) February 27, 2006.

        If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.
        The documents required to be delivered by this Section 6 shall be delivered at the office of counsel for the Company, Baker Botts L.L.P., 910 Louisiana, Houston, Texas 77002, on the Closing Date.
     7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.
     8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in the Basic Prospectus, any Preliminary Final Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

     (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors and officers, and each person who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that (i) the statements set forth in the last paragraph of the cover page regarding delivery of the Securities, (ii) under the heading “Underwriting,” (A) the list of Underwriters and their respective participation in the sale of the Securities, (B) the sentences related to concessions and reallowances, (C) the paragraphs related to stabilization, syndicate covering transactions and penalty bids and (iii) the Canadian Offering Memorandum (excluding any information contained therein which was provided to any Underwriter by or on behalf of the Company) contained in any Preliminary Final Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Final Prospectus or the Final Prospectus.
     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or

(iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party; provided, however, that it is understood that the indemnifying party or parties shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.
     (d) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute to this Section 8(d) are several in proportion to their respective purchase obligations hereunder and not joint. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act and each director, officer, employee, affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).
     9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.
     10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the Nasdaq National Market or trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on either such exchange or the Nasdaq National Market, (ii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Prospectus (exclusive of any supplement thereto).

     11. Indemnities to Survive. The respective agreements, indemnities and other covenants of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the indemnified persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.
     12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to (713) 499-6205 and confirmed to it at 2925 Briarpark, Suite 1050, Houston, Texas 77042, attention of the Legal Department with a copy, which shall not constitute notice hereunder, to Baker Botts L.L.P., attention: Ted Paris, 910 Louisiana, Suite 3000, Houston, Texas 77002, telefax (713) 229-7738.
     13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.
     14. No fiduciary duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.
     15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.
     16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York. The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.
     17. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

     18. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
     19. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.
        “Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
        “Basic Prospectus” shall mean the prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Effective Date.
        “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in the City of New York.
        “Canadian Person” shall mean any person who is a national or resident of Canada, any corporation, partnership or other entity created or organized in or under the laws of Canada or of any political subdivision thereof, or any estate or trust the income of which is subject to Canadian Federal income taxation, regardless of its source (other than any non-Canadian branch of any Canadian Person), and shall include any Canadian branch of a person other than a Canadian Person.
        “Code” shall mean the Internal Revenue Code of 1986, as amended.
        “Commission” shall mean the Securities and Exchange Commission.
        “Disclosure Package” shall mean (i) the Basic Prospectus, as amended and supplemented to the Execution Time, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.
        “Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.
        “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
        “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.
        “Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus.

        “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.
        “Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.
        “Preliminary Final Prospectus” shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus, together with the Basic Prospectus.
        “Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including (i) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (ii) any information contained or incorporated by reference in any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.
        “Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, and “Rule 433” and “Rule 462” refer to such rules under the Act.
        “Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.
        20. Canada. Each of the Underwriters hereby agrees, severally and not jointly, that it will not (i) make any offer or sale of any Securities, or solicit offers to buy any Securities, under circumstances that would require the Securities in any Province or Territory of Canada to be qualified by a prospectus filed in accordance with the securities legislation applicable in such Province or Territory of Canada, and (ii) engage in any advertisement of the Securities in any printed media of general and regular paid circulation, radio or any other form of advertising in connection with the offer and sale of any Securities in such Province or Territory of Canada.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

U.S. CONCRETE, INC.

By:	/s/ Robert D. Hardy

Name:	Robert D. Hardy
Title:	Senior Vice President and
Chief Financial Officer

The foregoing Agreement is
hereby confirmed and accepted
as of the date specified in
Schedule I hereto.
Citigroup Global Markets Inc.

By:	/s/ Julie E. Silcock

Name:	Julie E. Silcock
Title:	Managing Director
For itself and the other
several Underwriters, if any,
named in Schedule II to the
foregoing Agreement.

SCHEDULE I
Underwriting Agreement dated February 1, 2006
Registration Statement No. 333-42860
Representative(s): Citigroup Global Markets Inc.
Title, Purchase Price and Description of Securities:
          Title: Common Stock, par value $0.001 per share
          Number of Underwritten Securities to be sold by the Company: 7,000,000
          Number of Option Securities to be sold by the Company: 1,050,000
          Price per Share to Public (include accrued dividends, if any): $11.250
          Price per Share to the Underwriters — total: $10.589
          Other provisions:
Closing Date, Time and Location: February 7, 2006 at 10:00 a.m., at Baker Botts L.L.P., 910 Louisiana, Suite 3000, Houston, Texas 77002.
Type of Offering: Non-Delayed
Date referred to in Section 5(h) after which the Company may offer or sell securities issued by the Company without the consent of the Representative(s): May 2, 2006

SCHEDULE II

Number of Underwritten
Underwriters	Securities to be Purchased

Citigroup Global Markets Inc.	4,550,000
BB&T Capital Markets, a division of Scott & Stringfellow, Inc.	1,400,000
Sanders Morris Harris Inc.	700,000
Davenport & Company LLC	350,000

Total	7,000,000

SCHEDULE III
Schedule of Free Writing Prospectuses included in the Disclosure Package
None.

SCHEDULE IV
Foreign Qualifications of the Company and its subsidiaries

American Concrete Products, Inc.	None
Atlas-Tuck Concrete, Inc.	None
B.W.B., Inc. of Michigan	Michigan
Beall Concrete Enterprises, Ltd.	None
Beall Industries, Inc.	None
Beall Investment Corporation, Inc.	None
Beall Management, Inc.	None
Builders’ Redi-Mix, LLC	Michigan
Central Concrete Corp.	New Jersey
Central Concrete Supply Co., Inc.	None
Central Precast Concrete, Inc.	None
Concrete XXXI Acquisition, Inc.	None
Concrete XXXII Acquisition, Inc.	None
Concrete XXXIII Acquisition, Inc.	None
Concrete XXXIV Acquisition, Inc.	None
Concrete XXXV Acquisition, Inc.	None
Concrete XXXVI Acquisition, Inc.	None
Eastern Concrete Materials, Inc.	New York
Ready Mix Concrete Company of Knoxville	Tennessee
San Diego Precast Concrete, Inc.	California
Sierra Precast, Inc.	None
Smith Pre-cast, Inc.	Arizona
Superior Concrete Materials, Inc.	Virginia, Maryland, Delaware
Superior Materials, Inc.	None
Titan Concrete Industries, Inc.	Tennessee, Mississippi
U.S. Concrete, Inc.	Texas
USC GP, Inc.	Texas
USC LP, Inc.	None
USC Atlantic, Inc.	New Jersey
USC Management Co., L.P.	None
USC Michigan, Inc.	Michigan
USC Payroll, Inc.	Texas
U.S. Concrete On-Site, Inc.	Maryland, District of Columbia
Wyoming Concrete Industries LLC	None

[Form of Lock-Up Agreement]	EXHIBIT A
[Letterhead of officer or director
of U.S. Concrete, Inc.]
U.S. Concrete, Inc.
Public Offering of Common Stock
, 2006
Citigroup Global Markets Inc.
As Representative of the several Underwriters,
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Ladies and Gentlemen:
     This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), between U.S. Concrete, Inc., a Delaware corporation (the “Company”), and you as representative of a group of Underwriters named therein, relating to an underwritten public offering of Common Stock, $0.001 par value (the “Common Stock”), of the Company.
     In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of the Underwriting Agreement, other than (i) any shares of Common Stock disposed of as a bona fide gift or gifts, provided the donee or donees thereof agree in writing to be bound by the terms of this letter and (ii) any shares of Common Stock transferred to the Company in connection with netting arrangements associated with tax withholding requirements applicable to the vesting of shares of restricted stock held by the undersigned as of the date hereof.

     If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly, [Signature of officer or director] [Name and address of officer or director]